As filed with the Securities and Exchange Commission on June 18, 2015

Registration No. 333-193957

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	6411	36-2151613
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Two Pierce Place

Itasca, Illinois

60143-3141

(630) 773-3800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walter D. Bay, Esq.

Vice President, General Counsel and Secretary

Arthur J. Gallagher & Co.

Two Pierce Place

Itasca, Illinois

60143-3141

(630) 773-3800

(Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO:

Craig S. Wittlin, Esq.

Daniel R. Kinel, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604

(585) 232-6500

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

Arthur J. Gallagher & Co. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-4 Registration Statement in order to reflect that no shares remain unissued pursuant to that certain Registration Statement on Form S-4, which was filed with the Securities and Exchange Commission on February 14, 2014 (Registration Statement No. 333-193957) (the “Registration Statement”) with respect to 8,000,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). The Company has issued all of the shares of Common Stock covered by the Registration Statement. Accordingly, the Company is filing this post-effective amendment to reflect that no shares remain unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on the 18th day of June, 2015.

ARTHUR J. GALLAGHER & CO.

By:	/s/ J. PATRICK GALLAGHER, JR.
J. Patrick Gallagher, Jr.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ J. PATRICK GALLAGHER, JR. J. Patrick Gallagher, Jr.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	June 18, 2015

/s/ DOUGLAS K. HOWELL Douglas K. Howell	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2015

* Richard C. Cary	Chief Accounting Officer (Principal Accounting Officer)	June 18, 2015

* Sherry S. Barrat	Director	June 18, 2015

* William L. Bax	Director	June 18, 2015

/s/ D. JOHN COLDMAN D. John Coldman	Director	June 18, 2015

* Frank E. English, Jr.	Director	June 18, 2015

* Elbert O. Hand	Director	June 18, 2015

* David S. Johnson	Director	June 18, 2015

* Kay W. McCurdy	Director	June 18, 2015

* Norman L. Rosenthal, Ph.D.	Director	June 18, 2015

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC on February 14, 2014 on the signature page to the Form S-4 and incorporated herein by reference, by signing his name hereto, does hereby sign and deliver this amendment to the registration statement on behalf of each of the persons noted above in the capacities indicated

By:	/s/ DOUGLAS K. HOWELL
Douglas K. Howell, Attorney-in-fact